As filed with the Securities Exchange Commission on September 12, 1997

                                       Registration No. 333-32625



               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.  20549


                        Amendment No. 1
                               to
                            Form S-3
    Registration Statement under The Securities Act of 1933



                      GALAXY FOODS COMPANY
         (Name of Small Business Issuer in its Charter)


     Delaware                2022                25-1391475
(State or other        (Primary  Standard      (IRS Employer
jurisdiction           Industrial              Identification No.)
of incorporation)      Classification Code
                       Number)


           2441 Viscount Row, Orlando, Florida 32809
                   Telephone:  (407) 855-5500
 (Address and Telephone Number of Principal Executive Offices)


                  ANGELO S. MORINI, PRESIDENT
                      Galaxy Foods Company
           2441 Viscount Row, Orlando, Florida  32809
                   Telephone:  (407) 855-5500
   (Name, address and telephone number of agent for service)

                           COPIES TO:

                   KENNETH C. WRIGHT, ESQUIRE
                     Baker & Hostetler LLP
              200 South Orange Avenue, Suite 2300
                    Orlando, Florida  32801
                   Telephone:  (407) 649-4001

   Approximate Date of Proposed Sale to the Public: As soon as practicable after the registration statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: X

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration    statement   for    the    same    offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                CALCULATION OF REGISTRATION FEE

                                           Proposed
                                           Maximum
                              Proposed    Aggregate    Amount of
 Title of Each   Additional   Maximum      Offering    Additional
   Class of      Amount to    Offering      Price      Registrati
  Securities         be       Price          of       on Fee (1)
     to be       Registered   Per Share    Additional
  Registered        (1)         (2)         Shares

Common Stock      250,000      $.9375      $234,375      $71.02
$.01 par value
Total                                                    $71.02
Registration



(1) The filing fee for 3,557,500 shares of Common Stock ($1,110.37), based upon a proposed maximum aggregate offering price of $3,664,225.00, was paid in the original filing of the Registration Statement on Form S-3 on August 1, 1997.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c). Based upon the average of the closing bid and ask prices for the Company's Common Stock as reported on the National Association of Securities Dealers, Inc. inter-dealer quotation system on September 4, 1997, of $.875 and $1.00, respectively.

(3)  To be offered by the Selling Stockholders.

PROSPECTUS                                  Subject to Completion
                      GALAXY FOODS COMPANY     September 12, 1997

                        3,807,500 Shares
                  Common Stock, $.01 par value

      All of the shares covered by this Prospectus are being sold for the account of certain existing stockholders of GALAXY FOODS COMPANY, a Delaware corporation (the "Company"), who are listed and described in this Prospectus (the "Selling Stockholders") or by pledgees, donees, transferees or other successors in interest that receive such shares by pledge or foreclosure of a pledge, gift, distribution or other non-sale transfer. The Company will realize no proceeds from the sale of any of these shares.

     The securities offered hereby involve a high degree of risk, and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page
3.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     Underwriting    Proceeds
     Common Stock,         Price to    Discounts      to the
    Par Value $.01          Public        and        Company (3)
                                     Commission(2)

                          Prevailing      Not          Not
Per                         Market    Applicable   Applicable
Share..................   Value (1)

(1) The shares are quoted on the electronic inter-dealer quotation system operated by Nasdaq, Inc., a subsidiary of the National Association of Securities Dealers, Inc. (the "NASDAQ System"), in the category of Small-Cap4 Issues, under the symbol "GALX." The distribution of the shares by the Selling Stockholders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for the resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. See "Plan of Distribution." On September 4, 1997, the closing bid and asked prices for a share of the Company's Common Stock as quoted on the NASDAQ System was $.875 and $1.00, respectively.

(2) There is no underwriter with respect to this offering and each Selling Stockholder will determine the time of sales of shares made pursuant hereto. The Selling Stockholders will be responsible for any commissions for the sale of the shares offered by this Prospectus. Usual and customary or specifically negotiated brokerage commissions or fees may be paid by the Selling Stockholders in connection with such sales. There is no minimum required purchase and there generally is no arrangement to have funds received by such Selling Stockholder placed in an escrow, trust or similar account or arrangement. See "Plan of Distribution."

(3)   The  Company will realize no proceeds from  this  offering.
The  expenses  of  this offering are being paid  by  the  Company
pursuant  to  its  agreement with the Selling Stockholders.   See
"Plan of Distribution."

      It is anticipated that the Selling Stockholders may from time to time sell all or a part of the shares of Common Stock covered by this Prospectus in one or more transactions that may take place in the over-the-counter market including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for the resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Upon any sale of the shares of Common Stock offered hereby, Selling Stockholders, brokers executing sales orders on their behalf, and dealers to whom such persons or entities may sell such shares may, under certain circumstances, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "33 Act").

      Broker-Dealers  effecting sales of shares of  Common  Stock
pursuant   to  this  Prospectus  should  carefully   review   the
restrictions  on  the  use  hereof  as  described  in  "Plan   of
Distribution,Restrictions on Use of Prospectus."

    The date of this Prospectus is [_______________, 1997].

                     AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "34 Act"), and in accordance therewith is required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") relating to its business, financial statements and other matters. Additionally, the Company has filed a certain Registration Statement on Form S-3 (SEC File No. 333-32625), relating to this offering by Selling Stockholders. As permitted by the rules and regulations of the SEC, this Prospectus omits certain information, exhibits, and undertakings contained in the Registration Statement. Copies of the Registration Statement and exhibits thereto, as well as such periodic reports, proxy statements and other information may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies also may be obtained at the Regional Offices of the SEC located at (1) Northeast
Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and (2) 500 West Madison Street, Suite 1400, Chicago, Illinois 60611. Copies of such material also can be obtained at prescribed rates through The National Association of Securities Dealers Association at 1735 K Street, N.W., Washington, D.C. 20006-1506.

      The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, which includes the Company. The address of such site is http://www.sec.gov.

      Statements contained in this Prospectus relating to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to, or incorporated by reference in, the Registration Statement, each such statement being qualified in all respects by such reference.


       INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The Company's Annual Report on Form 10-KSB for the year ended March 31, 1997 and Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997, are incorporated by reference herein and made a part hereof. All documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 34 Act subsequent to the date of this Prospectus and prior to the termination of the offering represented hereby shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such a statement. A statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person who receives a Prospectus, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such a request should be directed to Galaxy Foods Company, 2441 Viscount Row, Orlando, Florida 32809, Attention: Investor Relations, or if by telephone, (407) 855-5500.

                          RISK FACTORS

      An investment in the Shares offered hereby involves a high degree of risk and should not be purchased by persons who cannot afford the loss of their entire investment. In addition to the factors set forth elsewhere in this Prospectus, the following risk factors with respect to the Company should be carefully considered:

     Operating History. The Company reported net income of $23,121 for the three-month period ended June 30, 1997 (unaudited) and net losses of $2,033,639 for the three-month period ended June 30, 1996 (unaudited), $4,331,066 for the fiscal year ended March 31, 1997, and $6,550,869 for the fiscal year ended March 31, 1996, or $.00, $.06, $.12, and $.25 per share, respectively (based on the weighted average number of shares of Common Stock outstanding during each period). Additionally, for the three-month periods ended June 30, 1997 and 1996 (unaudited), and for the fiscal years ended March 31, 1997 and 1996, the Company's operating income (loss) was $53,049, $(473,323), $(2,783,937), and $(3,466,649), respectively.
Further, until fiscal 1996, the Company operated since its inception with a negative working capital position. As of March 31, 1997, the Company had $4,094,750, in current assets, and $2,263,544, in current liabilities. The future success of the Company will depend, among other factors, upon management's ability to increase sales, restore and maintain profitable operations, and obtain favorable financing arrangements. There can be no assurance that the Company will be able to increase sales, become profitable, attain improved operating results or obtain favorable financing arrangements.

      Possible Need for Additional Financing. The Company will not receive any proceeds from this offering. In the event that the Company does not generate cash flow sufficient to satisfy future cash requirements, the Company will be required to seek additional financing in the near future. If additional financing is required, there is no assurance that financing will be available, or if available, that it can be obtained on terms favorable to the Company. Additional financing may require the Company to issue additional debt or equity securities which may rank senior to the shares of Common Stock and which could dilute any investment made in the Company. In addition, absent the Company's ability to obtain additional funding, there could be a material adverse effect on the Company's business and prospects.

      Lack of Dividends. It is the present policy of the Company to retain any future earnings to finance growth and development. Accordingly, it is unlikely that dividends will be paid by the Company in the foreseeable future.

      Extensive Shareholdings by Management. As of September 4, 1997, Angelo S. Morini, the Company's founder, President, and Chief Executive Officer, owned approximately 39.7% of the issued and outstanding shares of the Company's Common Stock, and held certain rights and options to acquire an additional 1,091,500 shares of Common Stock. In the event Mr. Morini exercises his rights and options, and acquires all of the 1,091,500 shares, and assuming that no other options or warrants are exercised or granted, Mr. Morini will own approximately 41.5% of the outstanding Common Stock. In the event all unexercised rights, options, and warrants become vested and are exercised (including Mr. Morini's), as adjusted to reflect such issuance and assuming no other options or warrants are granted, Mr. Morini will own approximately 36.0% of the outstanding Common Stock. Since no provision exists for cumulative voting, investors who purchase Common Stock may be unable to elect any members of the Board of Directors or exercise significant control over the Company or its business. See "Description of Capital Stock."

     Potential Sales and Issuances of Additional Stock. As of September 4, 1997, there were outstanding options and warrants to acquire up to 9,878,895 shares of Common Stock, including the 1,091,500 shares subject to options held by Mr. Morini, in addition to the 60,702,202 shares of Common Stock of the Company issued and outstanding as of that date. As of September 4, 1997, a total of 24,297,798 shares are authorized but not yet issued and outstanding, including 9,878,895 shares which have been reserved for issuance upon exercise of options and warrants that have been granted by the Company. A substantial portion of such options and warrants are "in the money" and are currently exercisable. "In the money" generally means that the current market price is above the purchase price of the shares subject to the warrant or option. The issuance of additional Common Stock upon the exercise of options and warrants will dilute the proportionate ownership of the then current shareholders of the Company.

      Additionally, the Company may offer additional securities in private and/or public offerings in order to raise working capital and retire or refinance its indebtedness. Any such issuance could adversely affect the market price of the Common Stock or result in substantial dilution to existing holders of Common Stock.

      Broker-Dealer Sales of Company Common Stock. The Company's Common Stock is covered by an SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities, and also may affect the ability of purchasers in this offering to sell their shares in the secondary market.

      Market Overhang. As of September 4, 1997, approximately 32,287,783 shares of the 60,702,202 shares of issued and outstanding Common Stock of the Company were freely tradable (unless acquired by an "affiliate" of the Company) under the 33 Act or issued without restrictive legend in a series of transactions exempt from the registration requirements of the 33 Act in accordance with the requirements of Regulation S promulgated thereunder. Of the remaining 28,414,419 shares of Common Stock issued and outstanding, and 9,878,895 additional shares of Common Stock which the Company is obligated to issue pursuant to outstanding options and warrants, 2,307,500 shares so issued or issuable are included for sale pursuant to this Prospectus.

      All of the shares which are not freely tradable are "restricted securities" within the meaning of Rule 144 promulgated by the SEC under the 33 Act ("Rule 144"), and may be sold in open market transactions after the holding period under Rule 144 with respect thereto has been met. As to shares subject to outstanding options and warrants, the one-year holding period generally will not begin until the shares underlying such options or warrants actually have been acquired. After the one-year holding period has been met, each holder generally may sell, every three months in brokerage transactions, an amount equal to the greater of one percent of the Company's outstanding Common Stock or the amount of the average weekly trading volume during the four weeks preceding the sale. After two years, unless any such holder is an "affiliate" of the Company, such sales can be made without restriction. See also, "Plan of Distribution,Manner of Distribution."

     Because the sales pursuant to this Prospectus will not, and the resale of any additional shares which may be attempted under Rule 144 or Regulation S may not, be effected through an underwriter pursuant to a firm commitment agreement, there will be a substantial number of additional shares which may be available for sale on the market at one time without any control over the timing or volume of sales thereof by the Company or any third party. The Company cannot foresee the impact of such potential sales on the market, but it is possible that if a significant percentage of such available shares are attempted to be sold within a short period of time, the effect on the market may be negative. It is also unclear as to whether or not the market for the Company's Common Stock could absorb a large number of attempted sales in a short period of time, regardless of the price at which the same might be offered. It is noted that even if a substantial number of sales are not effected within a short period of time, the mere existence of this "market overhang" could have a negative effect on the market for the Company's Common Stock and the Company's ability to raise additional capital or refinance its indebtedness.

      Reliance Upon Key Personnel. The success of the Company will be largely dependent upon the personal efforts and abilities of Angelo S.
Morini, its Chief Executive Officer. Should Mr. Morini cease to be affiliated with the Company before a qualified replacement is found, there could be a material adverse effect on the Company's business and prospects. Mr. Morini entered into an employment agreement with the Company on October 10, 1995. The term of such employment agreement is five years but is terminable by Mr. Morini in the event of a change of control. In the event of a change in control, or in the event that Mr. Morini is terminated for "cause" (as defined in the employment agreement), Mr. Morini has agreed that, for a period of one year following the date that his employment with the Company terminates, he shall not engage himself, directly or indirectly, in any business substantially similar or provide service or products to the Company's customers. The Company currently is the beneficiary of a key man life insurance policy on Mr. Morini's life in the amount of $250,000, and a term life policy in the amount of $750,000. This sum would likely not be sufficient to compensate the Company for the loss of Mr. Morini's services until a suitable replacement can be engaged.

      Intense Competition. The food industry is highly competitive. In particular, the Company competes with major companies such as Kraft (which produces products under the Kraft Free label), Borden's, and ConAgra (which produces products under the Healthy Choice label), each of which has substantially greater research and development, marketing, financial and human resources than the Company. In addition, competitors may succeed in developing new or enhanced products which are better than any that may be sold or developed by the Company, and such companies may also prove to be more successful than the Company in marketing and selling such products. There can be no assurance that the Company will be able to compete successfully with any of these companies or achieve a greater market share than it currently possesses.

      Uncertainties Regarding Trademark Protection; No Patent Protection. The Company owns the trademark formagg, which is registered in the United States, Japan, Canada, France, Ireland, Israel, Greece and the United Kingdom, and the trademarks Lite Bakery, Galaxy, Labella's, Soyco, Veggy Singles and Soymage, each of which is registered in the United States, and has applied for registration of the trademarks and Lite "n" Less, Health Value Foods, Soy Singles and Pretzel Nuts in the United States. The Company believes these trademarks are important means of establishing consumer recognition of its products. However, there can be no assurance as to the breadth or degree of protection that these trademarks may afford the Company, or that the Company will have the financial resources to engage in litigation against any infringement of its trademarks, or as to the eventual outcome of any litigation if brought. In addition, although the Company owns the trademark for the name Galaxy, it has applied for but has not yet received registration of its current design.

       While the Company believes that its formulas, processes and manufacturing equipment are proprietary, the Company has not sought, and does not intend to seek, patent protection for such technology. In not seeking patent protection, the Company is instead relying on the complexity of its technology, on trade secrecy laws, and employee confidentiality agreements. However, there can be no assurance that other companies will not acquire information which the Company considers to be proprietary or will not independently develop equivalent or superior products or technology and obtain patent or similar rights with respect thereto. Although the Company believes that its technology has been independently developed and does not infringe the patents of others, certain components of the Company's manufacturing equipment and processes could infringe existing or future patents, in which event the Company may be required to modify its equipment designs or processes or obtain a license. No assurance can be given that the Company will be able to do so in a timely manner or upon acceptable terms and conditions and the failure to do either of the foregoing could have a material adverse effect on the Company.

      Uninsured Losses. The Company has acquired comprehensive insurance for the Company's property, including liability, fire and extended coverage, which is customary for similar property. However, there are certain types of losses which are either uninsurable or not economically insurable within the Company's budget. Should an uninsured event occur with respect to its property, the Company could suffer additional losses.

     Reliance on Key Customers. For the three-month periods ended June 30, 1997 and 1996 (unaudited) and fiscal years ended March 31, 1997 and 1996, the Company had net sales of $5,883,454, $3,354,980, $17,171,496, and
$3,950,455, respectively. Foodservice Purchasing Co-op, and H.E. Butt Grocery each represented more than 5% of the Company's gross sales for fiscal 1997, and Foodservice Purchasing Co-op, Dutch Farms, Tropical Cheese Industries, and H.E. Butt Grocery each represented more than 5% of the Company's gross sales for the three-month period ended June 30, 1997 (unaudited). The Company does not have any contractual arrangements with any of its customers which require any minimum level of purchases. In the event any of these customers were to cease to distribute or purchase the Company's products, the Company would have to seek additional distribution channels, and its business could be materially adversely affected.

      Reliance on Foreign/Key Suppliers. Due to the export supports and subsidies provided by such countries as New Zealand and members of the European Economic Community, suppliers from such countries are often able to supply raw materials to the Company at prices lower than domestic suppliers. Accordingly, the Company purchases its major ingredient, casein (a milk protein), from foreign suppliers. Although the Company believes that it could obtain casein from domestic sources if a foreign supply of casein were reduced or terminated, no assurance can be given that it would be able to do so and, in any event, the interruption in the Company's production could have an adverse effect on the Company's business. Because casein is purchased by the Company from foreign suppliers, its availability is subject to a variety of factors, including federal import regulations. In the event the relevant export supports or subsidies are reduced or eliminated or the United States takes retaliatory action or otherwise establishes trade barriers with any of the countries which supplies casein to the Company, such an event could have a material adverse affect on the Company and its operations. Moreover, exchange rate fluctuations and/or the imposition of import quotas or tariffs could, have an adverse effect on the Company's business and its ability to compete with conventional cheese companies that do not rely on foreign suppliers.

      For the three-month periods ended June 30, 1997 and 1996 (unaudited) and for the fiscal years ended March 31, 1997 and 1996, the Company purchased $1,907,635, $685,365, $3,614,421 and $1,398,230, respectively, of casein, canola and other oils, and other ingredients, which are the principal raw materials used to manufacture the Company's products. Principal suppliers of the Company's raw materials are Besnier-Scerma U.S.A., Van Waters & Rogers, Archer Daniels Midland Co., Armour Foods, Food Ingredient Sales, Inc., and Grain Processing Corporation. Generally, the Company does not have any contractual arrangements with any of these entities, except for short-term agreements for periods of less than six months. If any of these entities were to cease to supply casein, canola oil, enzymes, or chemicals to the Company, the Company would have to seek additional sources of its major raw materials, and its business could be materially adversely affected.

     Government Regulation. The Company is subject to extensive regulation by federal, state, and local governmental authorities regarding the quality, purity, manufacturing, distribution, and labeling of food products. The Company's manufacturing facility is subject to regulation and inspection by the United States Department of Agriculture, the United States Food and Drug Administration, the Florida Department of Agriculture and Consumer Services, and the Orange County, Florida, Department of Health. A finding of a failure to comply with one or more regulatory requirements can result in the imposition of sanctions including closing of all or a portion of a facility for a period during which the manufacturer is permitted to attempt to remedy the alleged violations. In addition to licensing requirements, a regulatory agency could declare a product hazardous or limit its use or require a recall of a product.

      The Company believes that it is currently in substantial compliance with all applicable governmental regulations regarding its current products and has all material government permits, licenses, qualifications, and approvals required for its operations. However, there can be no assurance that the Company will be able to continue to comply with such regulations, or comply with future regulations, without inordinate cost or interruption of the Company's operations.

      Authorized Preferred Stock. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine the rights, privileges, and restrictions granted to and imposed upon any series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series. The Board of Directors is thus authorized to permit the Company to issue one or more series of Preferred Stock with voting and conversion rights which could adversely affect the interests or voting rights of the holders of Common Stock, without obtaining the approval of the holders of Common Stock.

      The Company has no present plans to issue any additional shares of Preferred Stock.

                          THE COMPANY

      The Company was first incorporated under the name "Galaxy Cheese Company" under the laws of the Commonwealth of Pennsylvania in 1980 and was merged into a wholly-owned subsidiary of the same name organized under the laws of the State of Delaware in 1987. In February 1992, the Company officially changed its name from Galaxy Cheese Company to Galaxy Foods Company. The Company operates a comprehensive manufacturing facility at its corporate offices located at 2441 Viscount Row, Orlando, Florida.

      The Company's products are marketed to retailers in three principal markets: retail, food service, and industrial. Customers ranging from supermarket chains and health food stores, to industrial food manufacturers which utilize the Company's products in the production of food items such as frozen pizza, to restaurant chains, to food service distributors, and to institutions such as hotels, hospitals and schools.

      In June 1991, the Company suffered a complete loss, due to fire, of its sole-existing manufacturing facility located in New Castle, Pennsylvania. The fire was ruled an arson by the Pennsylvania Fire Marshall of the Pennsylvania State Police, and the investigation of the circumstances surrounding the fire is still open according to that agency. After the fire, the Company used the proceeds of its property and business interruption insurance to refurbish and equip a comprehensive manufacturing facility in Orlando, Florida. The Company has relocated its entire operations from New Castle, Pennsylvania, to its new facility in Orlando, Florida. In June 1992, the Company resumed production and shipment of many of its products directly from its Orlando plant to customers in each of the Company's three principal markets,retail, food service and industrial. Since that time, the Company has focused its efforts on increasing its sales by introducing into the market new products and re-introducing certain products that were originally introduced prior to the fire, engaging nationwide distributors and brokers in the marketing of its products, and concentrating its marketing efforts on its nutritionally superior substitute cheese line of products.

                      SELLING STOCKHOLDERS
                                                              Percentage of
                                     Number of    Number of   Outstanding
                                     Shares of    Shares of   Shares
                         Number      Common       Common      of Common
                         of          Stock        Stock       Stock to
                         Shares      Offered      to be Bene  be Benefici
                         of Common   for Sale     ficially    ally Owned
Names of                 Stock       Pursuant     Owned       after
Selling Stockholders     Beneficial  to this      Assuming    Completion
                         ly Owned    Prospectus   Sale of All of Distribution
                           Owned                  Shares      Assuming Sale
                                                  Offered     of All Shares
                                                  Hereunder   Offered

ADVANTAGE FUND
  LIMITED (1)       2,766,623 (2)     3,500,000         0           *%

CORPORATE STUFF,
  INC. (3)             16,666            50,000         0           *%

LEANN H. DAVIS (4)      7,500             7,500         0           *%

JOHN JACKSON (5)       38,000            50,000    18,000           *%

CHRISTOPHER MORINI (6) 52,100            50,000    32,100           *%

THOMAS PERNO (7)       20,000            50,000         0           0%

KULBIR SABHARWAL (8)   25,000            50,000     5,000           *%

DONALD WARRICK (9)     68,000            50,000    48,000           *%


          TOTAL NUMBER OF SHARES
          REGISTERED                  3,807,500


*Less than 1%
                           FOOTNOTES

(1) Advantage Fund Limited, formerly named GFL Advantage Fund, Ltd. ("Advantage Fund"), acquired 4,000 shares of the Company's Series A Convertible Preferred Stock, $.01 par value (the "Series A Preferred Stock"), in a transaction exempt from registration under the 33 Act pursuant to Regulation D, as promulgated under the 33 Act, and pursuant to a certain Securities Purchase Agreement dated as of April 16, 1996 at a purchase price of $1,000 per share. The terms of the Series A Preferred Stock provide that the holder thereof shall have the right to convert such shares into shares of Common Stock at any time after June 30, 1996 at a conversion price (the "Conversion Price") equal to 71.5%, which percentage is subject to adjustment upon the occurrence of certain events (the "Conversion Percentage"), multiplied by the Average Market Price (as defined below) of the Common Stock for the five consecutive trading days ending one trading day prior to the date the notice of conversion is received from the holder by the Company. Under certain circumstances, the Company may require the holder of the Series A Preferred Stock to convert some or all of its shares of Series A Preferred Stock into Common Stock. In no case, however, shall the holder be permitted to hold, in the aggregate, such number of shares of Common Stock which would exceed 4.9% of the aggregate outstanding shares of Common Stock. The "Average Market Price" of the
     Common Stock is the arithmetic average of the closing bid prices for the Common Stock for each trading day as quoted on the NASDAQ System or, if the NASDAQ System is not the principal trading market for the Common Stock, on the principal trading market for the Common Stock, or, if market value cannot be so calculated, the average fair market value during such period as reasonably determined in good faith by the Company's Board of Directors (all as appropriately adjusted for any stock dividend, stock split, or other similar transaction during such period or between the end of such period and the date of conversion). The number of shares of Common Stock issuable upon conversion of the
     Series A Preferred Stock is determined by dividing the stated value of the Series A Preferred Stock, which is equal to $1,000 (the "Stated Value"), by the Conversion Price then in effect. See "Description of Capital Stock-Preferred Stock-Series A Convertible Preferred Stock." Between July 1996 and July 30, 1997, 3,389 shares of Series A Preferred Stock were converted into an aggregate of 5,500,000 shares of Common Stock at an average conversion price of $0.73 per share. As of September 4, 1997, 611 shares of the Company's Series A Preferred Stock were issued and outstanding. The Company has estimated that 1,500,000 shares of Common Stock will be issuable to the holder of such shares of Series A Preferred Stock upon conversion. Therefore, the Company is registering 3,500,000 shares of Common Stock comprised of 2,000,000 shares currently held by Advantage Fund, together with the estimated 1,500,000 shares issuable to Advantage
     Fund upon conversion of the remainder of the Series A Preferred Stock pursuant to the Registration Statement of which this Prospectus is a part. This Prospectus also relates to such indeterminate number of additional shares of Common Stock as may be issued to the Selling Stockholders by reason of stock splits, stock dividends and similar events occurring on or after the date the Registration Statement was filed with the SEC.

(2) The number of shares of Common Stock beneficially owned by Advantage Fund include those shares which Advantage Fund was entitled to acquire upon conversion of shares of Series A Preferred Stock as of September 4, 1997, estimated by utilizing the Average Market Price for the Company's Common Stock as reported on the National Association of Securities Dealers, Inc. inter-dealer quotation system of $.875.

(3) Corporate Stuff, Inc. holds warrants to acquire 50,000 shares of the Company's Common Stock with an exercise price of $0.78 per share. Such warrants were granted in consideration  of  certain consulting services  provided  by
     Corporate Stuff, Inc. to the Company pursuant to an agreement dated April 23, 1997.

(4) LeAnn H. Davis holds warrants to acquire 7,500 shares of the Company's Common Stock with an exercise price of $0.81 per share. Such warrants were granted in consideration of the performance of certain consulting services to be provided by LeAnn H. Davis to the Company pursuant to an agreement dated July 1, 1997.

(5) John Jackson holds options to acquire 50,000 shares of the Company's Common Stock with an exercise price of $1.21 per share. Such options were granted as performance incentives to Mr. Jackson, an employee of the Company, and are subject to an agreement dated May 16, 1996. The right to exercise such options expires May 16, 2006; provided employment is not terminated prior to that expiration date.

(6) Christopher Morini holds options to acquire 50,000 shares of the Company's Common Stock with an exercise price of $1.21 per share. Such options were granted as performance incentives to Mr. Morini, an employee of the Company, and are subject to an agreement dated May 16, 1996. The right to exercise such options expires May 16, 2006; provided employment is not terminated prior to that expiration date.

(7) Thomas Perno holds options to acquire 50,000 shares of the Company's Common Stock with an exercise price of $1.21 per share. Such options were granted as performance incentives to Mr. Perno, an employee of the Company, and are subject to an agreement dated May 16, 1996. The right to exercise such options expires May 16, 2006; provided employment is not terminated prior to that expiration date.

(8) Kulbir Sabharwal holds options to acquire 50,000 shares of the Company's Common Stock with an exercise price of $1.21 per share. Such options were granted as performance incentives to Mr. Sabharwal, an employee of the Company, and are subject to an agreement dated May 16, 1996. The right to exercise such options expires May 16, 2006; provided employment is not terminated prior to that expiration date.

(9) Donald Warrick holds options to acquire 50,000 shares of the Company's Common Stock with an exercise price of $1.21 per share. Such options were granted as performance incentives to Mr. Warrick, an employee of the Company, and are subject to an agreement dated May 16, 1996. The right to exercise such options expires May 16, 2006; provided employment is not terminated prior to that expiration date.


                      PLAN OF DISTRIBUTION

      The 3,807,500 shares of Common Stock of the Company offered hereby are being registered for sale pursuant to the Registration Statement for the accounts of each of the Selling Stockholders, and the Company will receive none of the proceeds from the sale of any such shares. The shares being offered hereby will not be sold through underwriters. However, the Selling Stockholders or any broker or dealer utilized by them in connection with any sales hereunder may be considered "underwriters" as defined in the 33 Act. The Company is bearing all of the estimated $17,500.00 in expenses associated with the Registration Statement.

Manner of Distribution

      As of the date of this Prospectus, no Selling Stockholder has informed the Company that the Selling Stockholders have any agreement, arrangement, or understanding with any broker or dealer concerning the distribution of shares of Common Stock offered hereby. The distribution of the shares of Common Stock by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions)
(i) in the over-the-counter market, (ii) in negotiated transactions, (iii) pursuant to Rule 144, if available at the time of sale, or (iv) a combination of such methods of sale, at market prices prevailing at the time of sale or at negotiated prices. As described below under "Restrictions on Use of Prospectus," in the case of the Selling Stockholders who elect to effect such transactions by selling shares to or through broker-dealers, such broker-dealers may receive compensation in the form of usual and customary brokerage commissions only.

     The Company has agreed to indemnify the Selling Stockholders and "controlling persons" or "underwriters" (as such terms are defined in the 33 Act) participating in the distribution of shares of the Common Stock hereunder from certain liabilities, including those arising under the securities laws. The Company has been informed that any such indemnification for liabilities arising under the 33 Act is, in the opinion of the SEC, against public policy and, therefore, unenforceable.

     The Selling Stockholders may be considered affiliates of the Company.

Sales by Broker-Dealers

      The offering and sale of the Company's Common Stock may be subject to SEC regulations applicable to securities priced under five dollars that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the regulations may affect the ability of broker-dealers to sell the Company's Common Stock, and also may affect the ability of purchasers in this offering to sell their shares in the secondary market.

Restrictions on Use of Prospectus

      This Prospectus may only be used in accordance with the sales of Common Stock effected hereunder in compliance with the following:

      1. A Selling Stockholder may either sell directly to a purchaser or place for sale any shares of Common Stock with broker-dealers registered as such with the National Association of Securities Dealers, Inc. ("NASD") who are in good standing with such organization. In connection with sales made directly to a purchaser by a Selling Stockholder, the Selling Stockholder must deliver a prospectus to the prospective purchaser and must comply with applicable laws of the states in which the purchaser lives. For sales made by NASD members, the Selling Stockholders shall deliver to the broker all necessary information to allow the broker to comply with the prospectus delivery and other requirements of applicable law in connection with any such sale.

      2.   No  information or offering materials other  than  the
Prospectus, as it may be amended or supplemented, may be used  by
a   Selling  Stockholder  or  broker-dealer  in  effecting  sales hereunder.

      3. As the Company has agreed with the Selling Stockholders to keep the Registration Statement effective during the Registration Period, it may be necessary for the Company to supplement and amend the Registration Statement from time to time. Upon notice from the Company that any such supplement or amendment is necessary, the Selling Stockholders have agreed to cease any effort to sell any shares of Common Stock offered for sale pursuant to the Registration Statement and will not so sell any such shares of Common Stock until the Selling Stockholders have received the supplemented or amended prospectus and delivered a copy of the same to any prospective purchaser or broker effecting any such sale, as required by law. The Company has agreed with the Selling Stockholders to use its best efforts to prepare any such supplement or amendment promptly.

      4. The Selling Stockholders will bear all commissions, transfer taxes, fees and disbursements of its counsel, if any, and all other expenses directly related to its sale of Common Stock hereunder. The Company has agreed to pay the fees and disbursements of counsel for the Selling Stockholders in connection with the Registration Statements of which this Prospectus forms a part.

       5. No broker-dealer selling shares of Common Stock hereunder shall be compensated at other than usual and customary broker rates unless such compensation arrangements are disclosed in a supplement to the Prospectus, to the extent required by applicable law.

      The Company has advised the Selling Stockholders of its obligation to comply fully with applicable securities law restrictions regarding the sale of Common Stock pursuant to this Prospectus, including the above described requirements. In addition, the Company has advised the Selling Stockholders of its obligation to comply fully with the anti-manipulation provisions of the 34 Act, including Rule 10b-5 and Regulation M promulgated thereunder which, among other things, restrict participants in a distribution of the Common Stock from making bids for or purchases of the Common Stock, directly or indirectly. The Selling Stockholders also have been advised to notify the Company when its distribution is completed.

Other Offers

      The Company may negotiate from time to time with creditors or claimants to exchange shares of Common Stock in satisfaction of indebtedness or obligations of the Company. Additionally, the Company periodically negotiates with other parties for the possible private placement or public offering of shares. Certain of these negotiations may result in agreements with such parties. The Company reserves the right, from time to time, to file additional registration statements, which would provide for sale or distribution in a manner similar to that described herein, for the sale of shares of Common Stock or other securities on the open market or otherwise.


                        USE OF PROCEEDS

      The sale of shares of Common Stock of the Company pursuant to this Prospectus will be solely for the account of the Selling Stockholders, and the Company will receive none of the proceeds from the sales of such shares, or any direct benefit, other than its having complied with various agreements as described elsewhere in this Prospectus.


                DETERMINATION OF OFFERING PRICE

      The price of the shares of Common Stock offered for sale by the Selling Stockholders pursuant to the terms of the secondary offering described in this Prospectus will be determined in arm's length negotiations between each Selling Stockholder and certain parties interested in purchasing the Common Stock or interested in acting as brokers for the sale of the Common Stock. Factors which are relevant to the determination of the offering price may include but are not limited to the market price for the shares, consideration of the amount of Common Stock offered for sale relative to the total shares of Common Stock outstanding, the trading history of the Company's outstanding securities, the financial prospects of the Company, and the trading price of other companies similar to the Company in terms of size, operating characteristics, industry and other similar factors.

                  DESCRIPTION OF CAPITAL STOCK

General

       The Company is authorized to issue an aggregate of 85,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of Series A Convertible Preferred Stock, $.01 par value. As of September 4, 1997, 60,702,202 shares of Common Stock were issued and outstanding and held of record by approximately 659 shareholders. Of the approximately 659 shareholders of record at September 4, 1997, one was a nominee which held approximately 31,727,941 issued and outstanding shares for its customers in so-called "street name." As of September 4, 1997, 611 shares of Series A Convertible Preferred Stock were issued and outstanding. No other shares of Preferred Stock have been authorized or issued.

Common Stock

      The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted by stockholders. All voting is on a noncumulative basis. The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available after provision has been made for each class of stock, if any, having preference over Common Stock as to dividends. Upon liquidation or dissolution of the Company, the holders of Common Stock are entitled to receive pro rata all assets remaining available for distribution to them, after provision has been made for such class of stock, if any, having preference over Common Stock to liquidation. The Common Stock has no preemptive or other subscription rights and is not subject to any future calls or assessments. There are no conversion rights, redemption or sinking fund provisions applicable to shares of Common Stock. All of the outstanding shares of Common Stock are, including shares of Common Stock issuable upon exercise of warrants (when purchased in accordance with the terms thereof), will be, when issued and delivered, fully paid and nonassessable.

Preferred Stock

      Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine the rights, privileges, and restrictions granted to and imposed upon any series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series. The Board of Directors is thus authorized to permit the Company to issue one or more series of Preferred Stock with voting and conversion rights which could adversely affect the interests or voting rights of the holders of Common Stock, without obtaining the approval of the holders of Common Stock. The issuance of such stock could also have the effect of delaying or preventing a change in control of the Company.

      Series A Convertible Preferred Stock.

      Originally, the Company authorized and issued 4,000 shares of Series A Preferred Stock. The terms of the Series A Preferred Stock provide that the holders thereof shall have the right to convert such shares into shares of Common Stock at any time after June 30, 1996 at a Conversion Price equal to the Conversion Percentage multiplied by the Average Market Price of the Common Stock for the five consecutive trading days ending one trading day prior to the date the notice of conversion is received from the holder by the Company. Under certain circumstances, the Company may require the holder of the Series A Preferred Stock to convert some or all of its shares of Series A Preferred Stock into Common Stock. In no case, however, shall the holder be permitted to hold, in the aggregate, such number of shares of Common Stock which would exceed 4.9% of the aggregate outstanding shares of Common Stock. The number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock is determined by dividing the Stated Value of the Series A Preferred Stock, which is equal to $1,000, by the Conversion Price then in effect.

     In addition, pursuant to the terms of the Series A Preferred Stock, in the event that shares of Common Stock into which the Series A Preferred Stock is convertible cannot be sold pursuant to an effective registration statement, or if the Common Stock is not listed on the NASDAQ System, the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX"), the Conversion Percentage of the Series A Preferred Stock is required to be reduced by such number of percentage points equal to three times the sum of (i) the number of months (prorated for partial months) by which the effectiveness of the registration statement is delayed, (ii) the number of months that sales cannot be made after the effective date of the registration statement, and (iii) the number of months that the Common Stock is not listed or included for quotation on the NASDAQ System, NYSE or AMEX. The Company originally registered 3,500,000 shares of Common Stock on behalf of Advantage Fund under a Registration Statement on Form S-3 which was declared effective as of May 7, 1996. 3,500,000 additional shares of Common Stock into which the Series A Preferred Stock has been converted or is convertible are being registered pursuant to the Registration Statement of which this Prospectus is a part.

      Furthermore, if a holder of Series A Preferred Stock converts Series A Preferred Stock into Common Stock (the "Conversion Stock"), and a subsequent event as described above requires adjustment to the Conversion Percentage prior to the sale by such holder of such Conversion Stock, the Company is required to pay to such holder, within five days after receipt of a notice of sale therefrom, an amount equal to the Average Market Price of the Conversion Stock for the five trading days ending one trading day prior to the date of conversion multiplied by three-hundredths (0.03) times the number of months (prorated for partial months) for which adjustment is required, as described above. Such amount may be paid by the Company either in cash or, at the Company's option, in Common Stock based on the Average Market Price of the Conversion Stock for the period of five consecutive trading days ending on the date of the sale of such Conversion Stock, provided, that cash must be paid (i) in the event that the Common Stock is not traded on NASDAQ System, NYSE, or AMEX or (ii) with respect to such shares which would cause the holder of such shares to own Common Stock in excess of 4.9% of the outstanding shares of Common Stock of the Company.

      The holder of the Series A Preferred Stock is not entitled to receive any dividends with respect to the Series A Preferred Stock. The holders of the Series A Preferred Stock are entitled to a liquidation preference, prior to the payment of any amounts payable to the holders of the Common Stock, equal to the Stated Value per share of Series A Preferred Stock. Although the Company may authorize and issue additional or other preferred stock which is of equal or junior rank to the Series A Preferred Stock with respect to the preferences as to distributions and payments upon liquidation, dissolution or winding up of the Company, the Company may not authorize or issue capital stock which is senior in rank to the Series A Preferred Stock with respect to such rights and preferences. The Company has the right to redeem all or any part of the Series A Preferred Stock at any time subsequent to December 18, 1996 at a redemption price of $1,398.60 per share.

      Between July 1996 and September 4, 1997, 3,389 shares of Series A Preferred Stock were converted into an aggregate of 5,500,000 shares of Common Stock at an average conversion price of $0.73 per share. As of September 4, 1997, 611 shares of the Company's Series A Preferred Stock were issued and outstanding.

      The Company has no present plans to issue any additional shares of Preferred Stock.


                         LEGAL MATTERS

      Baker  &  Hostetler LLP, Orlando, Florida, has rendered  an opinion  that  the  shares  of Common Stock  offered  hereby  are
legally  issued,  fully  paid  and nonassessable.   None  of  the
attorneys in such firm holds securities of the Company.


                            EXPERTS

      The financial statements incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                   FORWARD-LOOKING STATEMENTS

     This Prospectus, including the documents incorporated herein by reference, contains statements that constitute forward-looking statements. Those statements appear in a number of places in this Prospectus and the documents incorporated herein by reference and include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to (i) the declaration or payments of dividends; (ii) the Company's financing plans; (iii) the Company's policies regarding investments, financings and other matters; and (iv) trends affecting the Company's financial condition or results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "believe", "estimate", "anticipate", "continue", or similar terms, variations of these terms or the negative of those terms.

       Prospective investors are cautioned that any such forward-looking statement is not a guarantee of future performance and involves risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. The accompanying information contained in this Prospectus and the documents incorporated herein by reference, including without limitation the information in the documents incorporated herein by reference under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations," identifies important factors that could cause such differences. With respect to any such forward-looking statement that includes a statement of its underlying assumptions or bases, the Company cautions that, while it believes such assumptions or bases to be reasonable and has formed them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, the Company, or its management, expresses an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished.

                [THIS PAGE INTENTIONALLY LEFT
                     BLANK AND UNNUMBERED]

   No  dealer, salesman,  or  other
person has been authorized to  give
any  information  or  to  make  any
representations  other  than  those
contained in this Prospectus,  and,
if  given or made, such information
or   representations  must  not  be
relied  upon  as  having  been   so                   GALAXY
authorized.   This Prospectus  does               FOODS COMPANY
not constitute an offer to sell  or
a  solicitation of an offer to  buy
such securities in any jurisdiction
to   any  person  to  whom  it   is              3,807,500 Shares
unlawful  to make such an offer  or
solicitation  in such jurisdiction.                Common Stock
Neither the deliver of this Prospec
tus  nor any sale hereunder  shall,
under any circumstances, create any
implication that there has been  no
change   in  the  affairs  of   the
Company  since the date  hereof  or
that   the   information  contained
herein  is correct as of  any  time                PROSPECTUS
subsequent to its date.

        TABLE OF CONTENTS

                               Page

Available Information            2
Incorporation of Certain
 Information by Reference        2
Risk Factors                     3
The Company                      8
Selling Stockholders             8
Plan of Distribution             9
Use of Proceeds                 10
Determination of Offering Price 10
Description of Capital Stock    11
Legal Matters                   12
Experts                         13

   Until [_________, 1997] (90 days           [______________, 1997]
after the date of this Prospectus),
all  dealers effecting transactions
in   the   registered   securities,
weather  or  not  participating  in
this  distribution, may be required
to  deliver a Prospectus.  This  is
in  addition  to the obligation  of
dealers  to  deliver  a  Prospectus
when  acting  as  underwriters  and
with  respect to their unsold allot
ments or subscriptions.

                            PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

       The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of 250,000 shares of Common Stock being registered, other than underwriting discounts and commissions. The filing fee for 3,557,500 shares of Common Stock ($1,110.37), based upon a proposed maximum aggregate offering price of $3,664,225.00, was paid in the original filing of the Registration Statement on Form S-3 on August 1, 1997. All of the amounts shown are estimated except the SEC registration fee and the NASD filing fee.


SEC Registration Fee                                 $   1,181.39
NASD Filing Fee                                            889.86
Blue Sky Fees and Expenses                              *5,000.00
Printing Expenses                                       *1,000.00
Legal Fees and Expenses                                 *5,000.00
Accounting Fees Expenses                                *3,000.00
Transfer Agent Fees                                     *1,000.00
Miscellaneous                                              428.75

Total                                                $  17,500.00

*Estimated

Item 15.  Indemnification of Directors and Officers.

       The Certificate of Incorporation of Galaxy Foods Company (the "Registrant") and the statutes of the State of Delaware provide for broad indemnification of the officers and directors of the Registrant for liabilities arising from actions taken by them on behalf of the Registrant. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "33 Act") may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "SEC")
such indemnification is against public policy as expressed in the 33 Act and is, therefore, unenforceable.

Item 16.  Exhibits.

        The    following   Exhibits   are   filed   as   part    of    this
Registration Statement.

   Exhibit No.               Exhibit
                           Description

     *5     Opinion  of  Baker  &  Hostetler  LLP,  dated  July  30,  1997,
     regarding   legality   of   shares  being  offered   (Filed   as
     Exhibit   5  to  the  Registrant's  Registration  Statement  on   Form
     S-3, SEC No. 333-32625.)

     *23.1  Consent  of  Baker  &  Hostetler  LLP,   dated   July
     30, 1997  (Contained  in  its  opinion  filed  as  Exhibit   to
     the Registrant's Registration Statement   on   Form   S-3,
     SEC No. 333-32625.)

     *23.2  Consent of BDO  Seidman,  LLP,  dated July 30, 1997
     (Filed as Exhibit 23.2 to the Registrant's Registration Statement on Form S-3, SEC No. 333-32625.)

     23.3    Consent  of  BDO  Seidman,  LLP,  dated  September  12,   1997
     (Filed herewith.)

     27   Financial Data Schedule (Filed herewith.)


*Previously Filed


Item 17.  Undertakings.

    The Registrant undertakes to:

      (a)     File,  during  any  period  in  which  it  offers  or   sells
securities,    a    post-effective   amendment   to    this    registration
statement to:

             (i)     Include   any   prospectus   required    by    section
10(a)(3) of the Securities Act;

            (ii)   Reflect   in  the  prospectus  any   facts   or   events
which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant  to  Rule  424(b)  if,  in  the  aggregate,  the  changes  in  the
volume   and   price  represent  no  more  than  a  20%   change   in   the
maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

            (iii)       Include   any   additional  or   changed   material
information on the plan of distribution;

      Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective
amendment   by   those   paragraphs  is  contained  in   periodic   reports
filed by the Registrant pursuant to Section 13 or Section 15(d) of the 34 Act that are incorporated by referenced in the Registration Statement.

      (b) For the purpose of determining any liability under the 33 Act, as amended, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)     Remove   from  registration  by  means  of  a  post-effective
amendment   any   of   the   securities  being  registered   which   remain
unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the 33 Act may be permitted to directors, officers, and controlling
persons   of   the   Registrant  pursuant  to  the  foregoing   provisions,
or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 33 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the
Registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 33 Act and will be governed by the final adjudication of such issue.

       The Registrant undertakes that (a) for purposes of determining any liability under the 33 Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to
Rule  424(b)(1)  or  (4)  or  497(h) under  the  33  Act  shall  be  deemed to  be  part  of  this  registration  statement  as  of  the  time  it  was declared effective, and (b) for the purpose of determining any liability under the 33 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on
Form S-3 and authorized this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Orlando, State of Florida this 12th day of September, 1997.

                                   GALAXY FOODS COMPANY

                                   By:/s/Angelo S. Morini
                                   ANGELO S. MORINI, President

      Pursuant  to  the  requirements  of  the  Securities  Act  of   1933,
this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature              Title                     Date

/s/Angelo S. Morini   Chairman   of    the      September 12, 1997
ANGELO S. MORINI      Board  of Directors,
                      President,     Chief
                      Executive    Officer
                      (Principal Executive
                      Officer) and Director

/s/Cynthia L. Hunter  Chief Financial           September 12, 1997
CYNTHIA L. HUNTER     Officer (Chief
                      Financial Officer
                      and Principal
                      Accounting Officer)

/s/Marshall K. Luther Director                  September 12, 1997
MARSHALL K. LUTHER

/s/Earl G. Tyree      Director                  September 12, 1997
EARL G. TYREE

/s/Douglas A. Walsh   Director                  September 12, 1997
DOUGLAS A. WALSH

                            EXHIBITS

                         EXHIBITS INDEX



Exhibit No.      Exhibit Description                                Page No.

     *5 Opinion of Baker & Hostetler LLP, dated July 30, 1997, regarding legality of shares being offered (Filed as Exhibit 5 to the Registrant's Registration Statement on Form S-3, SEC No. 333-32625.)

     *23.1 Consent of Baker & Hostetler LLP, dated  July
           30, 1997 (Contained in its opinion filed as Exhibit to the Registrant's Registration Statement on Form S-3,
           SEC No. 333-32625.)

     *23.2 Consent of BDO Seidman, LLP, , dated July 30,
           1997 (Filed as Exhibit 23.2 to the Registrant's
           Registration Statement on Form S-3, SEC No. 333-32625.)

      23.3 Consent of BDO Seidman, LLP, dated September 12,  1997
           (Filed herewith.)

      *27  Financial Data Schedule (Filed as Exhibit 27 to the
           Registrant's Registration Statement on Form S-3, SEC No.
           333-32625.)

___________

*Previously Filed

                          EXHIBIT 23.3


               Consent of BDO Seidman, LLP,  dated
                     September 12, 1997

                    CONSENT OF INDEPENDENT
                  CERTIFIED PUBLIC ACCOUNTANTS


Galaxy Foods Company
Orlando, Florida


     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 21, 1997, relating to the financial statements of Galaxy Foods Company appearing in the Company's Annual Report on Form 10-KSB for the year ended March 31, 1997.

     We  also  consent to the reference to use under the  caption
"Experts" in the Prospectus.



                              /s/BDO Seidman, LLP
                              BDO Seidman, LLP


Orlando, Florida
September 12, 1997